As Filed with the Securities and Exchange Commission on February 22, 2008
 Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
 SECURITIES ACT OF 1933

CARDIOTECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3186647
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

229 Andover Street, Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices) (Zip Code)

2007 Employee Stock Purchase Plan
 (Full title of the plan)

Michael F. Adams	Copy to:
Chief Executive Officer and President	David Dryer, Esq.
CardioTech International, Inc.	Seyfarth Shaw LLP
229 Andover Street	Two Seaport Lane, Suite 300
Wilmington, MA 01887	Boston, MA 02210
(978) 657-0075	(617) 946-4800
(Name, address, telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title Of Securities	Amount to be	offering price per	aggregate offering	Amount of
To Be Registered	registered(1)	share(2)	price(2)	Registration Fee
Common Stock $.001 par value	500,000 (2)	$0.82	$410,000	$16.11

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐                                                                                                                         Accelerated filer  ☐

Non-accelerated filer  ☐ (Do not check if a smaller reporting company)                                         Smaller reporting company  ☒

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the employee benefit plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock as reported on the American Stock Exchange on February 15, 2008.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 (this “Registration Statement”) will be sent or given to participants in the CardioTech International, Inc. Employee Stock Purchase Plan covered by this Registration Statement as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The documents listed below are hereby incorporated by reference into this Registration Statement:

(1)	Our amended annual report on Form 10-K/A for the fiscal year ended March 31, 2007, filed with the SEC on July 26, 2007 (File No. 001-11737);

(2)	Our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the SEC on August 13, 2007 (File No. 001-11737);

(3)	Our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2007, filed with the SEC on November 14, 2007 (File No. 001-11737);

(4)	Our quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2007, filed with the SEC on February 14, 2008 (File No. 001-11737);

(5)
Our Current reports on Form 8-K, as filed with the SEC on June 27, 2007 (excluding the portions that were “furnished” in accordance with SEC rules), July 10, 2007, July 13, 2007, August 14, 2007 (excluding the portions that were “furnished” in accordance with SEC rules), November 13, 2007 (excluding the portions that were “furnished” in accordance with SEC rules), December 21, 2007, January 29, 2008 and February 12, 2008 (excluding the portions that were “furnished” in accordance with SEC rules);

(6)	Our definitive proxy statement on Schedule 14A, relating to the annual meeting of stockholders held on October 16, 2007, filed with the SEC on August 30, 2007;

(7)	Our Certificate of Incorporation filed as Appendix C to our definitive proxy statement on Schedule 14A filed with the SEC on August 30, 2007;

(8)	Our Bylaws filed as Appendix D to our definitive proxy statement on Schedule 14A filed with the SEC on August 30, 2007; and

(9)	The description of our common stock contained in:

a.	Our registration statement on Form 8-A filed with the SEC on May 20, 1996; and

b.	Our registration statement on Form 8-A filed with the SEC on January 31, 2008.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and other documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K shall not be incorporated by reference into this Registration Statement. Any document, or any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a document or statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

Item 4. Description of Securities.

                  Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Certificate of Incorporation currently provides that the Board of Directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law (the “DGCL”), and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. The Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our Board of Directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Restated Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation provides for such limitation of liability.

We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the SEC is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the SEC is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

              The following is a list of exhibits filed as a part of this Registration Statement which are incorporated herein:

Exhibit No.	Exhibit

3.1	Certificate of Incorporation of CardioTech International, Inc. (filed as Appendix C to our definitive proxy statement on Schedule 14A as filed on August 30, 2007 and incorporated herein by reference).

3.2	Bylaws of CardioTech International, Inc. (filed as Appendix D to our definitive proxy statement on Schedule 14A as filed on August 30, 2007 and incorporated herein by reference).

5.1*	Opinion of Seyfarth Shaw LLP.

10.1	CardioTech International, Inc. Employee Stock Purchase Plan (filed as Appendix A to our definitive proxy statement on Schedule 14A as filed on August 30, 2007 and incorporated herein by reference).

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Wilmington, Commonwealth of Massachusetts, on this 22nd day of February, 2008.

CARDIOTECH INTERNATIONAL, INC.
By:	/s/ Michael F. Adams Michael F. Adams Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael F. Adams and Eric G. Walters, or any one of them, his attorneys-in-fact and agents, each with full power of substitution and re-substitution for him in any and all capacities, to sign any or all amendments or supplements to this registration statement on Form S-8, and generally to do all such things in connection therewith in our name and on our behalf in our capacities as indicated to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to any and all amendments, and granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael F. Adams Michael F. Adams	Chief Executive Officer, President and Director (Principal Executive Officer)	February 22, 2008
/s/ Eric G. Walters Eric G. Walters	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2008
/s/ William J. O’Neill, Jr. William J. O’Neill, Jr.	Chairman of the Board	February 22, 2008
/s/ Anthony J. Armini Anthony J. Armini	Director	February 22, 2008
/s/ Michael A. Barretti Michael A. Barretti	Director	February 22, 2008
/s/ Jeremiah E. Dorsey Jeremiah E. Dorsey	Director	February 22, 2008

INDEX TO EXHIBITS

Exhibit No.	Exhibit

3.1	Certificate of Incorporation of CardioTech International, Inc. (filed as Appendix C to our definitive proxy statement on Schedule 14A as filed on August 30, 2007 and incorporated herein by reference).

3.2	Bylaws of CardioTech International, Inc. (filed as Appendix D to our definitive proxy statement on Schedule 14A as filed on August 30, 2007 and incorporated herein by reference).

5.1*	Opinion of Seyfarth Shaw LLP.

10.1	CardioTech International, Inc. Employee Stock Purchase Plan (filed as Appendix A to our definitive proxy statement on Schedule 14A as filed on August 30, 2007 and incorporated herein by reference).

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.